Schedule 14A
                                 (Rule 14a-101)
                     Information Required In Proxy Statement

                            Schedule 14A Information
                    Proxy Statement Pursuant to Section 14(A)
                     of The Securities Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement         |_|   Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   By Rule 14a-6(e) (2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or- Rule 14a-12

                        BounceBackTechnologies.com, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                        BounceBackTechnologies.com, Inc.
                               707 BIENVILLE BLVD.
                             OCEAN SPRINGS, MS 39564
                                 (228) 872-5558

                                                                    May 19, 2000

Dear Shareholders:

I am pleased to invite you to attend the Annual Meeting of Shareholders (the "Meeting") of BounceBackTechnologies.com, Inc. (the "Company") to be held at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564, on Thursday, June 22, 2000, at 2:00 p.m. Central Daylight Time. At the Meeting you will be asked to consider and act upon the following matters:

     1. To elect two Class A directors to serve for a term of three years each;
     2. To ratify the appointment of BDO Seidman, LLP as independent auditors for the current fiscal year; and
     3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 10, 2000, as the date of record (the "Record Date") for the determination of shareholders of the Company (the "Shareholders") entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Meeting, and the related proxy card (the "Proxy"). I hope you will be able to attend the Meeting. Whether or not you are able to attend the Meeting in person, I urge you to sign and date the enclosed Proxy and return it promptly in the envelope provided. If you do attend the Meeting in person, you may withdraw your Proxy and vote personally on all matters properly brought before the Meeting

                                            Very truly yours,



                                            BounceBackTechnologies.com, Inc.
                                            John J. Pilger
                                            Chief Executive Officer

                        BounceBackTechnologies.com, Inc.

                             707 Bienville Boulevard
                        Ocean Springs, Mississippi 39564
                                 (228) 872-5558
                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        ---------------------------------

                           To Be Held on June 22, 2000

TO THE SHAREHOLDERS OF BounceBackTechnologies.com, Inc.:

     Notice is hereby given to the shareholders of BounceBackTechnologies.com, Inc. (the "Company") that the Annual Meeting (the "Meeting") of shareholders of the Company (the "Shareholders") will be held at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi 39564, on June 22, 2000, at 2:00 p.m., Central Daylight Time to consider and act upon the following matters:

1.   To elect two Class A directors to serve for a term of three years each;

2. To ratify the appointment of BDO Seidman, LLP as independent auditors for the current fiscal year; and

3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 10, 2000, as the date of record (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Noreen Pollman, Secretary

Ocean Springs, Mississippi
May 19, 2000

                        BounceBackTechnologies.com, Inc.
                             707 Bienville Boulevard
                        Ocean Springs, Mississippi 39564
                           --------------------------
                                 PROXY STATEMENT
                           --------------------------
                       Annual Meeting of the Shareholders
                                  June 22, 2000

                               GENERAL INFORMATION

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of BounceBackTechnologies.com, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on June 22, 2000, at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564, at 2:00 p.m., Central Daylight Time, or at any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are furnished in connection with the proxy solicitation and are first being mailed to Shareholders of the Company (the "Shareholders") on or about May 19, 2000.

     Shares of Common Stock of the Company (the "Shares") may not be voted unless the signed Proxy is returned or the holder of such Shares attends the Meeting and votes in person, or other specific arrangements are made to have the Shares represented at the Meeting. Any Shareholder of record giving a Proxy may revoke it at any time before it is voted by (i) filing with the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting a written notice of revocation bearing a date later than that of the Proxy; (ii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy); or
(iii) duly executing a subsequent Proxy relating to the same Shares and delivering it to the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting. Shareholders whose Shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all Shares represented by a properly executed Proxy will be voted as directed by the Shareholder on the Proxy. If no choice is specified, proxies will be voted "For" the persons nominated by the Board of Directors and "For" the ratification of the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending September 30, 2000 (the "Ratification").

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1999, is enclosed herewith. The Annual Report describes the financial condition of the Company as of September 30, 1999. The Company will furnish, without charge to any person whose proxy is being solicited, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, as filed with the Securities and Exchange Commission, including financial statements included therein, upon written request to BounceBackTechnologies.com, Inc., 707 Bienville Boulevard, Ocean Springs, Mississippi 39564, Attention:
Robert J. Allen.

Record Date; Voting at the Meeting; Quorum

     The Board has fixed May 10, 2000, as the date of record (the "Record Date") for determination of Shareholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of Shares as of the close of business on the Record Date will be entitled to notice of and to vote at the Meeting, and at any and all adjournments or postponements thereof. The only class of stock of the Company outstanding and entitled to vote at the Meeting is the Shares. As of the Record Date, there were outstanding 12,161,258 Shares (the "Outstanding Shares"), held by approximately 299 holders of record. Shareholders are entitled to one vote per Share on any matter which may properly come before the Meeting.

     For purposes of the Meeting, the presence, in person or by Proxy, of 40% of the Shares entitled to vote at a Meeting shall constitute a quorum.

     Shareholders may not cumulate their votes for any nominee for election. An affirmative vote of a majority of the Shares present at the Meeting and entitled to vote will be required to adopt each item submitted to the Shareholders for consideration at the Meeting. Abstentions and brokers' non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved.

     As of the Record Date, all executive officers and directors of the Company, as a group, beneficially owned 2,518,187 Shares (an aggregate of 15.1% of the Shares entitled to vote at the Meeting), and have indicated that they intend to vote all of such Shares in favor of all Board nominees and the Ratification. In particular, John J. Pilger, the Chief Executive Officer and a Director of the Company, who beneficially owns 1,964,018 Shares and holds Proxies to vote an additional 2,605,944 Shares, intends to vote all such Shares in favor of the persons nominated by the Board and for the Ratification. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Proxies

     All Shares which are represented at the Meeting by properly executed Proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such Proxies. If no instructions are indicated, such Proxies will be voted FOR the persons nominated by the Board and For the Ratification.

     Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by the use of the mails, Proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding the Proxy solicitation materials to beneficial owners of Shares held of record by such custodians, nominees, and fiduciaries with respect to the solicitation of their respective beneficial holders, and the Company may reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection with such solicitations.

     If for any reason the Company believes that additional time should be allowed for the solicitation of Proxies, the Company may postpone or adjourn the Meeting. In such a case, the persons named in the enclosed Proxy will cast votes in respect of any Shares for which they have voting authority pursuant to such Proxies in favor of such postponement or adjournment.

     Any Proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting a written notice of revocation bearing a date later than that of the Proxy; (ii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy); or
(iii) duly executing a subsequent Proxy relating to the same Shares and delivering it to the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting. Any written notice revoking a Proxy should be sent to BounceBackTechnologies.com, Inc., 707 Bienville Boulevard, Ocean Springs, Mississippi 39564, Attn.: Noreen Pollman, Secretary.

     Shareholders are urged to read this Proxy Statement carefully before deciding how to vote their Shares.


                          ITEM 1. ELECTION OF DIRECTORS

Information Concerning the Nominees

     The Company's Articles of Incorporation, provide for the election of a Board of Directors which has been divided into three classes, as nearly equal in number as possible. Each director serves for three years, with a different class of directors being elected each year. There are currently two Class A directors, two Class B directors, and two Class C directors, which originally began staggered terms of one, two and three years, respectively. Currently, Robert J. Allen and John W. Steiner are Class A directors elected to serve until this Annual Meeting, Noreen Pollman and Dr. Timothy Murphy are Class B directors, elected to serve until the 2001 Annual Meeting, and John J. Pilger and Dennis Evans are Class C directors elected to serve until the 2002 Annual Meeting. Mr. Ferrucci was a Class C director. He tendered his resignation effective September 30, 1999.


     The Board recommends the election of Robert J. Allen and John W. Steiner as Class A directors, to serve until the 2003 Annual Meeting.

     All the nominees are currently directors of the Company. Nominees have agreed to serve if elected and the Company knows of no reason why the nominees would be unavailable to serve. Biographical information concerning the nominees and the other directors is set forth below under the caption "Directors and Executive Officers." Information concerning the nominees' ownership of Shares is set forth below under the caption "Security Ownership of Certain Beneficial Owners and Management."

     The Board of Directors recommends, that the Shareholders vote FOR the foregoing Class A nominees to the Board of Directors.



Directors and Executive Officers

     Set forth below is information as of May 10, 2000, regarding the directors and executive officers of the Company, including information as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof.

     John J. Pilger, age 53, has been the Chief Executive Officer and a director of the Company since 1984, and served as President from 1984 to 1993. Mr. Pilger was previously Chairman of the Board until July 1994, and resumed such role in April 1995. Mr. Pilger oversees all Company activities including operations, acquisitions, development and construction and is also currently serving as Chief Financial Officer of the Company.

     John W Steiner, age 57, has been a director of the Company since January 1994. Since 1990, he has served as Chairman of the Board of the Ace Worldwide Group of Companies, a leading provider of moving, trucking, warehousing and overall logistics services. Mr. Steiner also serves on the Board of Directors and Executive Committee of Atlas World Group, Inc. Mr. Steiner is President of the Associate Board of the Milwaukee County Zoological Society, a Board member of the Metropolitan Milwaukee Association of Commerce and the Better Business Bureau of Wisconsin.

     Dr. Timothy Murphy, age 39, was elected by the Board to serve as a director on March 17, 1997. Dr. Murphy is a chiropractic doctor maintaining his own practice in Biloxi, Mississippi for over the last 5 years. Dr. Murphy serves as a trustee on the Board of Parker College, and is its Finance Chairman. Additionally, Dr. Murphy is a member of the American Chiropractic Association and serves on the Council of Diagnostic Imaging and the Council on Sports Injury. Dr. Murphy serves as team chiropractor for the Mississippi Sea Wolves, a professional hockey team.

     Dennis Evans, age 53, was elected by the Board to serve as a director on March 17, 1997. Mr. Evans brings 30 years of sales and marketing business experience to the Board. Mr. Evans is an entrepreneur and was President of Evans Enterprise, a marketing company, as well as a consultant to several mid-western development companies including Silverleaf Resorts and NACO. For the last five years Mr. Evans has acted as a marketing consultant to the Country Tonite Theatres in Branson and Pigeon Forge. Additionally, Mr. Evans is the marketing consultant to Casino Caraibe, the Company's casino development in Tunisia, North Africa.

     Noreen Pollman, age 51, has served as Secretary and a director of the Company since March 1995, and also from 1987 to 1993. Ms. Pollman currently acts as a business consultant to the Company. From 1984 to February 1998, Ms. Pollman was Vice President of Operations for each of the Company's operating businesses with responsibility for the development and implementation of operating budgets.

     Robert J. Allen, age 40, was named Vice President of Entertainment of the Company in 1994. He has also served as a director of the Company since March 1995, and from 1987 to 1993. Mr. Allen served as Executive Vice President of Recreational Property Consultant Management Inc., and Chief Marketing Officer of the Company's former subsidiary Recreational Property Management, Inc., from 1986 to 1987. He also previously served as Vice President of Telecommunications.

     Officers serve at the discretion of the Board.


Committees and Meetings of the Board of Directors

     Messrs. Steiner and Murphy are the current members of the Audit, Executive, and Compensation Committees of the Board of Directors and serve on the non-employee directors committee of the Company's Incentive and Stock Option Plans.


     The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Committee has general responsibility for the review with management of the financial controls, accounting, audit and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors; makes recommendations to the Board as to their selection; and reviews the scope, fees, audit results, and management comment letters. The Audit Committee held one meeting during fiscal 1999.

     The Executive Committee, which oversees the Company's 1993 Long-Term Incentive and Stock Option Plan, and the 1997 Long-Term Incentive and Stock Option Plan, held one meeting during fiscal 1999.

     The Compensation Committee, which reviews and makes recommendations to the Board with respect to executive compensation levels and the compensation structure of the Company, held one meeting during fiscal 1999.

     The Company does not have a nominating or similar committee.

     Each director either attended each of the two meetings held by the Board and each Committee thereof on which such director served during such period or received minutes and resolutions from the meetings, and reviewed and approved by resolution business transactions conducted therein. All directors attended 100% of the board meetings and all meetings of the Board committees on which they served, held during 1999, with the exception of John Steiner who attended 50% of the Board meetings and meetings of the Board committees on which he served.

Director Compensation

     The Company's outside directors, Messrs. Murphy and Steiner and Ms. Pollman, receive $10,000 per year for serving as directors. Additionally, Mr. Steiner receives $500 for each meeting which he attends in person, as well as reimbursement of travel costs. Messrs. Steiner and Murphy receive an annual grant of Options to purchase 10,000 Shares, which are fully vested at the prevailing market price of the Shares as of the date of grant. Messrs. Pilger, Allen and Evans serve as directors but did not receive any cash fee during fiscal 1999.


           ITEM 2. RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR

     Subject to Shareholder ratification, the Board has appointed the firm of BDO Seidman, LLP as independent auditors for the fiscal year ending September 30, 2000, and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee.

     The Board of Directors considers BDO Seidman, LLP to be well qualified and recommends that the Shareholders vote FOR Ratification.

     The affirmative vote of the Shares representing a majority of the Shares present at the Meeting in person or represented by Proxy and entitled to vote, is required to approve the Ratification.



                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 10, 2000, certain information with respect to each Shareholder known to the Company to be the beneficial owner of more than 5% of its Shares, each director, each named executive officer (as defined below), and all directors and officers of the Company as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power as to the Shares shown. All officers and directors have an address of 707 Bienville Boulevard, Ocean Springs, Mississippi 39564.

==============================================================================================================
 Name and Address Of Beneficial Owner              Number of Shares                   Percentage of
                                                 Beneficially Owned(1)             Outstanding Shares
--------------------------------------------------------------------------------------------------------------
John J. Pilger                                      1,964,018(2)(11)                     14.2%
Noreen Pollman                                        155,000(3)                            *
John W. Steiner                                       101,975(4)                            *
Dr. Timothy Murphy                                     41,756(5)                            *
Dennis Evans                                           85,100(6)                            *
Kevin Kean                                          1,400,944(8)                         10.8%
Robert J. Allen                                       170,338(7)                            *
Roy Anderson Holding Corp.                          1,100,000(9)                          9.0%
All directors and executive officers
as a group (6 Persons)                              2,518,187(10)(12)                    15.1%
============================================================================================================
*  less than 1%
============================================================================================================

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days upon exercise of options or warrants are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Includes 235,000 Shares deemed beneficially owned pursuant to options which are immediately exercisable or which will be exercisable within 60 days. Of the Shares reflected above 111,000 are owned by Mr. Pilger's wife, and 11,000 Shares are owned by minor children of Mr. Pilger. In addition, Mr. Pilger holds proxies to vote 1,330,944 Shares owned by Kevin M. Kean (see
     Note 8 below), 175,000 Shares owned by Richard A. Howarth, Jr. (a former officer of the Company), and 1,100,000 Shares held in escrow as collateral under the Restated Debenture Agreement dated December 31, 1999 (see Note 9 below). Mr. Pilger, his wife and children have the right to vote a total of 4,569,962 Shares or 35.7% of the Outstanding Shares.

(3) Includes 149,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable or which will be exercisable within 60 days.

(4) Includes 80,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(5) Includes 20,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(6) Includes 45,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(7) Includes 149,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable or which will be exercisable within 60 days.

(8) Includes 70,000 Shares deemed beneficially owned pursuant to options which are immediately exercisable. Mr. Kean has granted an irrevocable proxy with respect to 1,330,944 Shares to John J. Pilger until such time as Mr. Kean sells or transfers such Shares to an unaffiliated third party in a bona fide transaction. Mr. Kean's address is 2644 E. Lakeshore Drive, Baton Rouge, Louisiana 7080.

                                       7


(9) Includes 1.1 million Shares being held in escrow as collateral to satisfy certain obligations of the Company under a Restated Debenture Agreement dated December 31, 1999. Mr. Pilger holds a proxy for these Shares until the Company has satisfied its obligations in full to Roy Anderson Holding Corp. Upon full satisfaction of the debt, the stock will be cancelled. Roy Anderson Holding Corp.'s address is: P.O. Box 2, Gulfport, Mississippi 39502.

(10) The stock table does not reflect Shares owned by officers who participated in the Company's 401(k) plan which began July 1, 1997. Matching contributions of Shares issued by the Company under the plan through September 30, 1999, total 14,264 Shares.

(11) Includes 852,250 shares of Company common stock purchased by Mr. Pilger from Roy Anderson Holding Corp. on December 31, 1999.

(12) See Notes 2,3,4,5,6,7,8 and 11.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation earned by John J. Pilger, Noreen Pollman and Robert Allen, (the "Named Executive Officers"), for services rendered in all capacities to the Company for the fiscal years ended September 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

=======================================================================================================================
                                                                                        Long-Term
                                                 Annual Compensation               Compensation Awards
-----------------------------------------------------------------------------------------------------------------------
                                                                        Other    Restricted    Securities       All
                                                                       Annual      Stock       Underlying      Other
Name and Principal            Fiscal      Salary           Bonus        Comp.      Awards       Options        Comp.
Position (1)                  Year          ($)             ($)          ($)        ($)           (#)           ($)
-----------------------------------------------------------------------------------------------------------------------
                              1999     362,417 (3)    161,000 (4)        -0-        -0-           -0-           -0-
John J. Pilger (7)            1998     464,747 (5)        -0-            -0-        -0-           -0-           -0-
Chief Executive Officer       1997     255,763 (6)        -0-            -0-        -0-      195,000            -0-

-----------------------------------------------------------------------------------------------------------------------
                              1999     110,844 (8)    97,500 (4)(9)      -0-        -0-           -0-           -0-
Noreen Pollman,               1998     126,233           -0-             -0-        -0-           -0-           -0-
Secretary                     1997     128,583        20,000             -0-        -0-        90,000           -0-

-----------------------------------------------------------------------------------------------------------------------
Robert Allen,                 1999     130,777        41,434 (4)(10)     -0-        -0-           -0-           -0-
Executive Vice President,     1998     119,412           -0-             -0-        -0-           -0-           -0-
Entertainment                 1997     116,583           -0-             -0-        -0-       90,000            -0-
=======================================================================================================================

(1) Under Securities and Exchange Commission rules, the "Named Executive Officers" include (i) each person who served as Chief Executive Officer during fiscal 1999; (ii) each person who (a) served as an executive officer at September 30, 1999, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during fiscal 1999 and (c) earned total annual salary and bonus compensation in fiscal 1999 in excess of $100,000; and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer on September 30, 1999.

(2) The Executives' options were granted under the Company's 1997 Long-Term Incentive and Stock Option Plan. The grants were originally implemented on April 3, 1997. The reissued grant vested 2/3 options prior to 1999 with balance vested April 7, 1999.

(3) Includes salary of $237,417 of which $11,050 was paid in stock; and contractual compensation of $125,000 which was paid for services rendered for CRC Tunisia, S.A. The Company's 10KSB for year-end September 30, 1999 included non-cash compensation. For purposes of this schedule, Mr. Pilger's compensation was corrected to reflect recognition of this non-cash compensation which will occur in years 2000, 2001 and 2002 as opposed to 1999, 2000 and 2001.

                                       9


(4) A one time discretionary bonus was approved via Board Resolution in conjunction with the successful completion of the Lakes Gaming transaction for $16.1 million. This bonus was issued in August 1999. As a result, Mr. Pilger was awarded $161,000, Ms. Pollman was awarded $45,000 and Mr. Allen was awarded $37,500 for their instrumental efforts in securing this contract.

(5) Includes contractual compensation and a $150,000 fee paid for services rendered for CRC Tunisia, S.A.

(6)  Includes $12,942 in unused vacation time.

(7) During fiscal 1999, 1998 and 1997, Mr. Pilger received personal benefits, the aggregate amounts of which did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for Mr. Pilger in such years.

(8)  Includes professional fees of $98,344 and Directors fees of $12,500.

(9) Includes payment of 1997 bonus balance due in the amount of $50,000, a Christmas bonus of $2,500 and the discretionary bonus discussed in (4).

(10) Includes payment of a Christmas bonus of $3,934 and the discretionary bonus discussed in (4).

Option Grants and Exercises

     The following  table sets forth  information  with respect to stock options
granted  to  the  Named   Executive   Officers  during  fiscal  1999.  No  stock
appreciation rights were granted by the Company in fiscal 1999.

                         OPTION GRANTS IN FISCAL 1999(1)

---------------------------------------------------------------------------------------------------------------------
                                                              % of Total Options
                                Number of Securities              Granted to            Exercise
                                 Underlying Options        Employees In Fiscal 1999       Price         Expiration
Name                                Granted (#)                                         ($/Share)          Date
---------------------------------------------------------------------------------------------------------------------
John J. Pilger                       195,000(1)                       N/A                  .44           4/7/2008
---------------------------------------------------------------------------------------------------------------------

Noreen Pollman                       90,000(1)                        N/A                  .40           4/7/2008
---------------------------------------------------------------------------------------------------------------------

Robert Allen                         90,000(1)                        N/A                  .40           4/7/2008
---------------------------------------------------------------------------------------------------------------------

(1) The Executives' options were originally granted under the Company's 1997 Long-Term Incentive and Stock Option Plan and were implemented on April 3, 1997, but were canceled, reissued April 7, 1998 and fully vested on April 7, 1999.

     The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal year 1999 and unexercised options held as of the end of fiscal year 1999. The Company has never granted stock appreciation rights.

                           AGGREGATED OPTION EXERCISES
                     AND FISCAL 1999 YEAR-END OPTION VALUES

============================================================================================================================

                            Shares                             Number of Securities              Value of Unexercised
Name                      Acquired on        Value            Underlying Unexercised                 In-the-Money
                         Exercise (#)     Realized ($)        Options at 9/30/99 (#)            Options at 9/30/99 ($)
                                                         -------------------------------------------------------------------

                                                         Unexercisable     Exercisable     Unexercisable      Exercisable
----------------------------------------------------------------------------------------------------------------------------
John J. Pilger                -0-             -0-              -0-            235,000              0                0
----------------------------------------------------------------------------------------------------------------------------
Noreen Pollman                -0-             -0-              -0-            149,000              0                0
----------------------------------------------------------------------------------------------------------------------------
Robert Allen                  -0-             -0-              -0-            149,000              0                0
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

Employment Agreements

     The Company entered into an Employment Agreement (the "Agreement") with John J. Pilger on May 20, 1996, providing for an annual salary of $225,000, subject to annual cost of living adjustments. The Agreement also provides for use of an automobile and payment of insurance premiums the value of which does not exceed 10% of his annual salary. The Agreement also provides for bonuses if certain financial performance guidelines are met. This Agreement was amended April 3, 1999 to extend the expiration date from July 19 to September 30, annually with a cost-of-living adjustment to be calculated at that time so to correspond with the Company's fiscal year end. Additionally, the Agreement provides that if either party wishes to terminate the Agreement a written notice of intent must be delivered to the other party one year prior to the employment expiration date and in the absence of such notice the Agreement renews automatically from year to year.

     The Company entered into a Supplementary Employment Agreement (the "Supplement Agreement") with John J. Pilger which provides Mr. Pilger with certain benefits upon a Change of Control Event, which is defined therein as:
(a) the acquisition after the date of this Supplemental Agreement by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), (a "Person") of beneficial ownership of 20% or more of either (i) the issued and outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (b) If any two or more members within a class of the staggered Board of seven or more directors, as constituted on the date hereof, are removed without the express approval or consent of the CEO and Chairman of the Board, or if two or more members of the Board assume office within any period of eighteen months after one or more contested elections; or (c) a hostile reorganization, merger or consolidation which results from either an actual or threatened election contest or actual or threatened solicitation of proxies; or (d) a complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company, which liquidation, sale or dissolution occurs as a result of either actual or threatened solicitation of proxies or consents by or on behalf of persons other than the incumbent Board. The benefits which inure to Mr. Pilger upon a voluntary termination under a Change of Control include: 2.99 times his annual average salary and bonuses and all taxes including income taxes and any excise tax which may be imposed.

     The Company entered into an Agreement with Robert J. Allen where upon a Change of Control Event, which is substantially similar to that defined in Mr. Pilger's Supplementary Employment Agreement set out above, Mr. Allen has the right to receive upon termination 2.99 times his average annual salary including bonuses payable within 30 days plus other benefits.

     BounceBackMedia.com, Inc. entered into a two year Employment Agreement (the "Agreement") with Roger Birks on January 3, 2000. Mr. Birks will serve as Chief Executive Officer of BounceBackMedia.com, Inc. Under the Agreement, Mr. Birks will receive an annual base salary of $100,000. Additionally, If Mr. Birks is required to establish a residence in Silicon Valley, he shall receive a living allowance of $2,500 per month. Further, the Company has granted Mr. Birks and other managers collectively an option to purchase an aggregate of one million shares of the Company's common stock at an exercise price of $.17 per share. Mr. Birks will issue options to employees of BounceBackMedia.com, Inc. with up to 825,000 options of the 1,000,000 options available to Mr. Birks personally. Options vest and are exercisable if BounceBackMedia.com achieves specific predetermined revenue targets.

     BounceBackMedia.com, Inc. entered into a one year Employment Agreement with Ricardo Gonzalez on January 3, 2000 to serve as Vice President of Technology of BounceBackMedia.com. Mr. Gonzalez shall receive a base salary of $80,000 annually. Options to purchase 50,000 of the 1.0 million shares referred to above were issued to Mr. Gonzalez. Options vest and are exercisable based on BounceBackMedia.com achieving specific revenue targets.

Other
     John J. Pilger was prepaid $150,000 in August of 1997 for services which were rendered in fiscal 1998 to CRC Tunisia, S.A. Additionally, Mr. Pilger, under this same agreement, was paid $125,000 in August of 1998 for services he rendered in fiscal 1999 to CRC Tunisia, S.A. Additionally, Mr. Pilger was entitled to receive $125,000 in compensation in August 1999 for services he was to render to CRC Tunisia, S.A. during fiscal 2000. Mr. Pilger relinquished this anticipated compensation in consideration of the forgiveness of his indebtedness to the Company and further relinquished $13,500 balance due on the two properties described below, which the Company acquired. Such forgiveness shall be treated as non-cash compensation in three equal installments in fiscal 2000, fiscal 2001 and fiscal 2002.

     As of September 30, 1999, Mr. Pilger was indebted to the Company in the amount of $385,935 including principal and interest. These obligations accrued interest at rates between 7% and 9.5% per year. During 1999, the Board agreed to forgive Mr. Pilger's debt obligation to the Company. For tax purposes, Mr. Pilger will recognize each installment of non-cash compensation as income in the year forgiven, the first of which, in the amount of $123,979, will be recognized by Mr. Pilger in calendar year 2000. The Company fulfilled its loan obligation of $35,500 to Mr. Pilger, paying $22,000 in cash and the balance of $13,500 was applied to his outstanding loan obligations.

     A Company loan, including interest totaling $10,677, to Robert Allen was paid in full by Mr. Allen as of September 30, 1999.

                                  OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year ended September 30, 1999, all Section 16(a) filing requirements were complied with and filed in a timely fashion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1994, the Company purchased a residential property in Ocean Springs from Mr. Pilger, paying him $137,000 in cash. This residence has been leased at a below market rate since June 1995 to a principal of Monarch Casinos, Inc., Mr. Willard Smith. In December 1998, the Company initiated a legal action against Mr. Smith for breach of his contractual obligations as set out in agreements with the Company, default on his rental payments and promissory notes due the Company by Mr. Smith and Monarch Casinos, Inc. Mr. Smith has responded to the Company's suit by countersuing the Company for breach of contract, breach of duty of fair dealing, tortious interference with prospective business advantage, specific performance and fraud.

     On August 11, 1998, the Board of Directors authorized the Company to acquire from Mr. Pilger two lots, which are contiguous to the residence at 303 LaSalle Court, Ocean Springs, Mississippi (the property described above, which is currently being leased to Mr. Smith). The purchase price was $86,000, of which $65,000 was paid in cash and $21,000 was applied to Mr. Pilger's loans due to the Company. The Company believes that all transactions with directors described above were effected on terms at least as favorable to the Company as could have been obtained in arms-length transactions.

     On December 31, 1997, the Company's former chairman, Kevin Kean, defaulted on repaying $1,232,000 plus accrued interest due the Company. The Company filed suit against Mr. Kean which resulted in a settlement agreement (the "Settlement Agreement"). Under the Settlement Agreement, 220,000 Shares of Company stock were canceled along with the 150,000 Shares then pledged to the Company, at the market price of $1.19 per Share. Additionally, Mr. Kean executed a new promissory note in favor of the Company (the "Renewal Note"). The Renewal Note in the amount of $1,196,885, bears interest at 7% per annum and matures on January 15, 2001. The Renewal Note was collateralized by Mr. Kean's 5% interest in the Company's Pokagon management fee. The Settlement Agreement also permitted that in the Company's sole discretion, and at any time prior to maturity, the Company could take the collateral as payment in full for the note. Further, under the terms of the Settlement Agreement: "in the event that the Company shall sell, assign or transfer its interest in the Pokagon Project, in whole or in part, to any other party, by way of sale, loan, settlement, fee or otherwise for consideration in an amount in excess of $1 million, Kean's obligation under the Renewal Note shall be fully discharged and satisfied and the Company shall mark the Renewal Note "Paid" and return it to Kean." In August 1999, the Company and Lakes Gaming entered into a Revised Conditional Release Agreement and Termination Agreement regarding the Pokagon Project pursuant to which the Company received a $2 million cash down payment, which is subject to repayment if certain future events do not occur, and may receive additional consideration if certain future events do occur. The company has marked the Renewal Note "Paid" and returned it to Kean with the understanding that the obligations thereunder are now discharged.

     Effective November 30, 1994, an agreement was entered into with respect to certain transfers of Company stock between Mr. Pilger and Richard Howarth, a former officer and director of the Company. Under the terms of the agreement, Mr. Pilger transferred 175,000 Shares to Mr. Howarth. Additionally, Mr. Pilger is obligated to pay to Mr. Howarth $1.50 per Share on each 18 of 100 Shares Mr. Pilger sells or transfers. Pursuant to the agreement, Mr. Howarth granted to Mr. Pilger an irrevocable proxy to vote such 175,000 Shares until such Shares are sold or transferred by Howarth to an unrelated third party.

     Mr. Pilger agreed to purchase 852,250 shares of the Company's common stock held by Roy Anderson Holding Corp. on December 31, 1999 for a purchase price of $.10 per share.

Relationship with Consultants

     The Company has executed a Consulting Agreement with Monarch Casinos, Inc. ("Monarch") which was subsequently assigned to Willard E. Smith, requiring the Company to: (i) pay monthly fees commencing (retroactively) January 1995 at various rates from $3,000 to $14,250 per month; (ii) loan an aggregate of $250,000 (all of which was advanced as of September 30, 1997), which may be forgiven in part or in whole upon the occurrence of certain events; (iii) reimburse pre-approved travel expenses; and (iv) lease to Mr. Smith the Company's Ocean Springs, Mississippi residence at a below market lease rate. The Consulting Agreement extended for the duration of the Management and Development Agreement between the Pokagon Indians and an affiliate of Harrah's Casinos, unless canceled earlier based on certain non-performance provisions. In addition, the Company issued an aggregate of 100,000 registered shares of Common Stock during fiscal 1995, which were subsequently sold. An additional 400,000 shares of Common Stock would have been granted upon the groundbreaking for the first Pokagon casino, subject to certain conditions, and 1,500,000 shares of Common Stock would have been granted upon the opening of a Pokagon casino. Monarch granted Mr. Pilger an irrevocable proxy with regard to all shares owned by Monarch. Mr. Pilger has assigned this proxy to the Company's Board of Directors. The Company cancelled Mr. Smith's Consulting Agreement as per the terms of the contract due to certain criteria set out in the contract not being met by September 1997. No additional fees were paid to Mr. Smith during Fiscal 1998 or Fiscal 1999. The Company initiated a suit against Mr. Smith in December 1998 for breach of contract, default of rental payment and for collection of note due to Company by Mr. Smith and Monarch Casinos, Inc.

     Ms. Pollman terminated her employment relationship in February 1998 and entered into a Consulting Agreement (the "Consulting Agreement") for a two-year term to provide business and consulting services to the Company. Ms. Pollman will continue to act as Secretary of Company with responsibility for maintaining the Company's books and records. Pursuant to the Consulting Agreement, Ms. Pollman received an hourly rate of $67.00, but expects to work a reduced number of hours, thus reducing the Company's long-term out-of-pocket expenses associated with Ms. Pollman's engagement. The Board approved Consulting Agreement features Change of Control provisions where upon termination of this agreement Ms. Pollman will receive 2.99 times her average annual compensation which moneys will be payable in thirty days. Additionally, the Consulting Agreement provided for a one-time bonus of up to $156,000 payable in Shares or cash. Of this sum, $100,000 was applied in fiscal 1998 to retire Ms. Pollman's

$86,000 loan plus interest due to the Company and the balance was paid in October 1999. Ms. Pollman's Consulting Agreement was extended for a two-year period and the rate per hour increased from $67.00 to $85.00 effective September 1999.

     The Company has a consulting relationship with Dennis Evans, who serves on the Board of Directors. Mr. Evans acts as a marketing consultant to Casino Caraibe, and lived in Tunisia from August 1997 through April 1999, in order to develop and initiate marketing programs and group junket business for the benefit of Casino Caraibe. Mr. Evans received $10,000 monthly and 2,973 Tunisian dinars ($2,703 US dollar equivalent) monthly during his consulting term. Mr. Evans is currently employed by BounceBackTechnologies.com as its Vice President of Corporate Marketing.

Indemnification of Directors and Officers

     Under Section 302A.521 of the Minnesota Statues, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended.

     As permitted under the Minnesota Statues, the Restated Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the Directors' duty of loyalty to the Company or with respect to certain enumerated matters, excluding payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director.

                    SHAREHOLDERS PROPOSALS AND OTHER MATTERS

     Any Shareholder proposals for the Company's Annual Meeting of the fiscal year ending September 30, 2000 must be received by the Company not latter than November 26, 2000 in order to be included in the proxy statement. The proposals also must comply with all applicable statues and regulations.

     At the time this Proxy Statement was mailed, the Board was not aware of any matters to be presented for action at the Meeting other than those discussed in this Proxy Statement. If other matters properly come before the meeting, the proxy holders have discretionary authority, unless it is expressly revoked, to vote all proxies in accordance with the unanimous discretion. If the proxy holders are divided on a particular matter to be voted on with respect to their discretionary voting, the Share subject to such proxy shall not be voted.

                                 REVOCABLE PROXY

                        BounceBackTechnologies.com, Inc.
                 Annual Meeting of Stockholders - June 22, 2000

     The undersigned shareholder(s) of BounceBackTechnologies.com, Inc. (the "Company") hereby nominates, constitutes and appoints John J. Pilger and Noreen Pollman, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of BounceBackTechnologies.com, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at BounceBackTechnologies.com, Inc, 707 Bienville Blvd., Ocean Springs, MS 39564 at 2:00 p.m. (Central Daylight Time) on Thursday, June 22, 2000, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Election of two           |_| AUTHORITY GIVEN       |_| WITHHOLD AUTHORITY
   Class A Directors             to vote for the           to vote for the
                                 nominees listed below     nominees listed below
                                 (except as indicated
                                 to the contrary below)

                                 (INSTRUCTIONS: To withhold authority to vote for a nominee, strike a line through the name below.)

                                 Class A       Robert J. Allen
                                               John Steiner

2. Proposal to ratify the appointment of BDO Seidmen, LLP as independent auditors for the Company for the year ended September 30, 2000.

            |_| FOR       |_| AGAINST       |_| ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

         (Continued, and to be completed and signed on the reverse side)

                         (Continued from the other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE BELOW.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF TWO DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF TWO DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.
     IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                   Dated:_______________________________________

                                   _____________________________________________
                                                (Please print name)

                                   _____________________________________________
                                            (Signature of Stockholder)

                                   _____________________________________________
                                                (Please print name)

                                   _____________________________________________
                                            (Signature of Stockholder)


                                   Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. (For joint accounts, each joint owner must sign).

                                     |_| I do    |_| do not
                                     expect to attend the Meeting.

                                   Number of Persons: __________________________

                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.